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                                                                    EXHIBIT 23.5


                       [Letterhead of Price Waterhouse]

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this combined Registration Statement on Form S-3 of Tommy Hilfiger U.S.A. Inc. and Tommy Hilfiger Corporation of our report dated January 23, 1998 relating to the financial statements of Tomcan Investments Inc. and our report dated May 30, 1997 relating to the financial statements of Tommy Hilfiger Canada Inc., appearing on pages F-20 and F-34, respectively, of the Tommy Hilfiger Corporation Proxy Statement dated March 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE

Chartered Accountants
Montreal, Canada
April 3, 1998